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                                                               Exhibit 99.(D)(7)

                                                                  EXECUTION COPY


                                             OPTION AGREEMENT (this
                                    "Agreement"), dated as of October 28, 2001, between CABOT INDUSTRIAL TRUST, a Maryland business trust ("Cabot"), and CALWEST INDUSTRIAL PROPERTIES, LLC, a California limited liability company ("CalWest").

                  WHEREAS, Cabot, Cabot Industrial Properties, L.P., a Delaware limited partnership, CalWest and Rooster Acquisition Corporation, a Maryland corporation and a newly formed wholly owned direct subsidiary of CalWest ("Rooster Acquisition Corp."), have contemporaneously with the execution of this Agreement entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides, among other things, that upon the terms and subject to the conditions thereof, Rooster Acquisition Corp. will commence a tender offer (the "Offer") for all of the issued and outstanding common shares of beneficial interest of Cabot (the "Cabot Common Shares") and, after accepting for payment and paying for the Cabot Common Shares validly tendered and not withdrawn pursuant to the Offer (the "Tendered Shares"), Rooster Acquisition Corp. shall merge with and into Cabot with Cabot continuing as the surviving entity as a wholly owned subsidiary of CalWest; and

                  WHEREAS, as an essential condition and inducement to CalWest's entering into the Merger Agreement and in consideration therefor, Cabot has agreed to grant CalWest the Option (as hereinafter defined); and

                  WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and in the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

         1. Grant of Option.
            ----------------

                  Cabot hereby grants to CalWest an irrevocable option (the "Option") to purchase for a price per share equal to the Per Share Amount, as the same may be adjusted pursuant to Section 1.1(e) of the Merger Agreement (the "Option Price"), subject to the terms hereof, a number of fully paid an nonassessable Cabot Common Shares (such shares being referred to herein as the "Option Shares") equal to the Applicable Cabot Common Share Amount (as hereafter defined). The "Applicable Cabot Common Share Amount" shall be the number of Cabot Common Shares which, when added to the number of Cabot Common Shares owned by the CalWest Parties immediately prior to the exercise of the Option, would result in the CalWest Parties owning, in the aggregate, immediately after exercise of the Option no more than 90.0% of the then outstanding Cabot Common Shares; provided, however, that in no event shall the Applicable Cabot Common
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Share Amount exceed 19.8% of the Cabot Common Shares then issued and outstanding
(without giving effect to any Cabot Common Shares issued pursuant to the Option).

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         2. Exercise of Option.

                  (a) Exercise of Option. CalWest may exercise the Option if, but only if (a) Rooster Acquisition Corp. shall have accepted for payment and paid for all Cabot Common Shares validly tendered and not withdrawn pursuant to the Offer and (b) after giving effect to such exercise, the CalWest Parties would own 90.0% of the then outstanding Cabot Common Shares.

                  (b) Expiration of the Option. The Option shall expire on the date thirty (30) Business Days after the expiration of the Offer, if not exercised on or prior thereto. Notwithstanding the expiration of the Option, and provided that the conditions set forth in Section 2(a) hereof have been satisfied, CalWest shall be entitled to purchase those Option Shares with respect to which it may have exercised the Option in accordance with the terms hereof prior to the expiration of the Option, and the expiration of the Option will not affect any rights hereunder which by their terms do not terminate or expire prior to or at such expiration.

                  (c) Notice of Exercise; Closing. In the event that CalWest is entitled to and desires to exercise the Option, it shall send to Cabot a written notice (such notice being herein referred to as an "Exercise Notice" and the date of issuance of an Exercise Notice being herein referred to as the "Notice Date") indicating that CalWest is exercising the Option and specifying (i) the total number of Option Shares that it will purchase pursuant to such exercise and (ii) a place and date not earlier than one (1) Business Day and not later than five (5) Business Days from the Notice Date for the closing of such purchase (the "Option Closing Date").

                  (d) Purchase Price. At the Option Closing CalWest shall pay the full purchase price for the Option Shares being purchased under the Option in immediately available funds by wire transfer to a bank account designated by Cabot; provided that the failure by CalWest to effect such a wire transfer
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because of a failure or refusal of Cabot to designate such a bank account shall not relieve Cabot of its obligations under Section 2(e) at the Option Closing.

                  (e) Issuance of Option Shares. At the Option Closing, simultaneously with the payment of the purchase price therefor as provided in
Section 2(d), Cabot shall deliver to CalWest a certificate or certificates representing the number of Option Shares purchased by CalWest. If at the time of issuance of the Option Shares Cabot shall have issued any rights or other securities which are attached to or otherwise associated with the Cabot Common Shares, then each Option Share issued pursuant to such exercise shall also represent such rights or other securities with terms substantially the same as and at least as favorable to CalWest as are provided under any shareholder rights agreement or similar agreement of Cabot then in effect.

                  (f) Record Holder; Expenses. Upon the delivery by CalWest to Cabot of the Exercise Notice and the tender of the applicable Option Price in immediately available funds, CalWest shall be deemed to be the holder of record of the Option Shares issuable upon such exercise, notwithstanding that the stock transfer books of Cabot may then be closed, that certificates representing such Option Shares may not then have been actually delivered to CalWest or that Cabot may have failed or refused to designate the bank account described in Section 2(d). Cabot shall pay all expenses that may be payable in connection with the preparation, issuance and delivery of stock certificates and/or substitute option agreement under

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this Section 2 in the name of CalWest or its assignee, transferee or designee and any filing fees and other expenses arising from compliance by CalWest with any requirements of any Governmental Entity.

                  3. Investment Intent. CalWest represents and warrants that it
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is entering into this Agreement and is acquiring and/or will acquire the Option
Securities (as defined below) for its own account and not with a view to resale or any public distribution of all or any part of the Option Securities in violation of applicable Law.

                  4. Evaluation of Investments. CalWest, by reason of its
                     --------------------------
knowledge and experience in financial and business matters, believes itself capable of evaluating the merits and risks of an investment in the Option and the securities to be purchased pursuant to this Agreement (collectively, the "Option Securities").

                  5. Reservation of Shares. Cabot agrees (i) that it shall at
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all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury Cabot Common Shares (or Other Option Securities (as defined below)) issuable pursuant to this Agreement so that the Option may be exercised without additional authorization of Cabot Common Shares (or Other Option Securities) after giving effect to all other options, warrants, convertible securities and other rights to purchase Cabot Common Shares (or Other Option Securities); (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants to be observed or performed hereunder by Cabot; and (iii) promptly to take all action as may from time to time be required in order to permit CalWest to exercise the Option and Cabot to duly and effectively issue Cabot Common Shares (or Other Option Securities) pursuant hereto.

                  6. Lost Options. Upon receipt by Cabot of evidence reasonably
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satisfactory to it of the loss, theft, destruction or mutilation of this
Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Cabot will execute and deliver a new agreement of like tenor and date.

                  7. Adjustment Upon Changes in Capitalization. The number of
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Option Shares purchasable upon the exercise of the Option shall be subject to adjustment from time to time as provided in this Section 7.

                           (a) Transaction Adjustment. In the event of any
change in Cabot Common Shares by reason of stock dividends, splits, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or other similar transactions, then the Option Shares purchasable upon exercise hereof shall be appropriately adjusted so that CalWest shall receive upon exercise of the Option and payment of the aggregate Option Price hereunder the number and class of shares or other securities (any such shares or other securities referred to herein as "Other Option Securities") or property (including cash) that CalWest would have owned or been entitled to receive after the happening of any of the events described above if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable.

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                           (b) Option Price Adjustment. Whenever the number of
Option Shares subject to this Option are adjusted pursuant to Section 7(a), the Option Price shall be appropriately adjusted, if applicable, by multiplying the Option Price by a fraction, the numerator of which shall be equal to the aggregate number of Option Shares purchasable under the Option prior to the adjustment and the denominator of which shall be equal to the aggregate number of Option Shares purchasable under the Option immediately after the adjustment.

                  8. Extension of Time for Regulatory Approvals. The periods
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related to exercise of the Option and the other rights of CalWest hereunder shall be extended (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods and (ii) to the extent necessary to avoid liability under Section 10(b) of the Exchange Act by reason of such exercise.

                  9. Representations and Warranties of Cabot. Cabot hereby
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represents and warrants to CalWest as follows:

                           (a) Authority, etc Cabot has full trust power and
authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Trustees of Cabot and no other trust proceedings on the part of Cabot are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Cabot and constitutes the legal, valid and binding obligation of Cabot, enforceable against Cabot in accordance with the terms hereof.

                           (b) Trust Action. Cabot has taken all necessary
action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of Cabot Common Shares equal to the maximum number of Cabot Common Shares at any such time and from time to time issuable hereunder, and all such Cabot Common Shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all Liens created by Cabot and not subject to any preemptive rights.

                           (c) No Conflict. The execution and delivery of this
Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, result in any violation of or default (with or without notice or lapse of time or both) under, any provision of any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to Cabot or Cabot's property or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic, foreign or supranational, is required by or with respect to Cabot in connection with the execution and delivery of this Agreement or the consummation by Cabot of the transactions contemplated hereby.

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                           (d) Anti-takeover Statutes. The provisions of the
Takeover Statutes will not, prior to the termination of this Agreement, apply to this Agreement or the transactions contemplated hereby and thereby. Cabot has taken, and will in the future take, all steps necessary to (i) irrevocably exempt the transactions contemplated by this Agreement from any other applicable state takeover law and from any applicable declaration of trust provision containing change of control or anti-takeover provisions and (ii) waive the Ownership Limit with respect to any Cabot Common Shares or Other Option Securities acquired by CalWest pursuant to the Option.

                  10. Assignment. Cabot may not assign any of its rights or
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obligations under this Agreement to any other Person, without the express written consent of CalWest. CalWest may not assign any of its rights or obligations under this Agreement to any other Person, except that CalWest may assign its rights hereunder to any Affiliate of CalWest, including Rooster Acquisition Corp.

                  11. Application for Regulatory Approval. Each of CalWest and
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Cabot will use its reasonable efforts to make all filings with, and to obtain consents of, all third parties and Governmental Entities necessary to the consummation of the transactions contemplated by this Agreement; provided that
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neither Cabot nor CalWest nor any subsidiary or affiliate thereof will be required to agree to any divestiture by itself or any of its affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

                  12. Specific Performance. The parties hereto acknowledge that
                      --------------------
damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

                  13. Severability. If any term or other provision of this
                      ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

                  14. Notices. All notices, claims, demands and other
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communications hereunder shall be deemed to have been duly given or made when delivered in accordance with Section 9.2 of the Merger Agreement.

                  15. Governing Law. This Agreement shall be governed by and
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construed in accordance with the Laws of the State of Maryland, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.


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                  16. Counterparts. This Agreement may be executed in two or
                      -------------
more counterparts, each of which will be deemed to be an original, but all of which shall constitute one and the same agreement.

                  17. Expenses. Except as otherwise expressly provided herein or
                      --------
in the Merger Agreement, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

                  18. Entire Agreement. Except as otherwise expressly provided
                      ----------------
herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein. Any provision of this Agreement may be waived only in writing at any time by the party that is entitled to the benefits of such provision.

                  19. Amendment. This Agreement may not be modified, amended,
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altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

                  20. Further Assurances. In the event of any exercise of the
                      ------------------
Option by CalWest, Cabot and CalWest shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary to the fullest extent permitted by Law in order to consummate the transactions provided for by such exercise. Nothing contained in this Agreement shall be deemed to authorize Cabot or CalWest to breach any provision of the Merger Agreement.

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                  IN WITNESS WHEREOF, each of the parties hereto has caused this
Option Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                      CABOT INDUSTRIAL TRUST

                                      By:    /s/ FERDINAND COLLOREDO-MANSFELD
                                      ------------------------------------------
                                      Name:  Ferdinand Colloredo-Mansfeld
                                      Title: Chairman & Chief Executive


                                      CALWEST INDUSTRIAL PROPERTIES, LLC

                                      By:    RREEF America L.L.C., its Manager

                                      By:    /s/ CHARLES B. LEITNER, III
                                      ----------------------------------------
                                      Name:  Charles B. Leitner, III
                                      Title: Senior Vice President